FORM 8-A

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
_____________________________

CONSTELLATION ENERGY GROUP, INC.
(Exact name of registrant as specified in its charter)

Maryland (State of incorporation or organization)		52-1964611 (I.R.S. Employer Identification No.)
750 E. Pratt Street Baltimore, Maryland 21202 (410) 783-3014 (Address of principal executive offices, including zip code)
_______________________________

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered Series A Junior Subordinated Debentures	Name of each exchange on which each class is to be so registered New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.     ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.     ☐

Securities Act registration statement file numbers to which this form relates:  333-135991 and 333-135991-01.

Securities to be registered pursuant to Section 12(g) of the Act:   None

The Commission is respectfully requested to send copies of all notices, orders and communications to:

Charles A. Berardesco, Esq. Vice President and Deputy General Counsel Constellation Energy Group, Inc. 750 E. Pratt Street Baltimore, Maryland 21202 (410) 783-3014	Robert J. Reger, Jr., Esq. Thelen Reid Brown Raysman & Steiner LLP 875 Third Avenue New York, New York 10022 (212) 603-2000

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.    Description of Registrant’s Securities to be Registered.

The class of securities to be registered hereby is the Series A Junior Subordinated Debentures (“Subordinated Debentures”) of Constellation Energy Group, Inc., a Maryland corporation (“Constellation Energy”).  The Subordinated Debentures will be issued pursuant to the Indenture, dated as of July 24, 2006 (“Original Indenture”), between Constellation Energy and Deutsche Bank Trust Company Americas, as trustee (“Indenture Trustee”), and a supplemental indenture thereto (the “First Supplemental Indenture”) between Constellation Energy and the Indenture Trustee.  The Original Indenture is incorporated by reference to Exhibit 4(a) to the Registration Statement No. 333-135991 (as defined below) and a form of the First Supplemental Indenture is attached hereto as Exhibit 2.

For a description of the Subordinated Debentures, reference is made to (i) Registration Statement Nos. 333-135991 and 333-135991-01 (“Registration Statement No. 333-135991”) on Form S-3 filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (“Securities Act”), on July 24, 2006, by Constellation Energy and Baltimore Gas and Electric Company, (ii) the base prospectus forming a part of Registration Statement No. 333-135991 and (iii) the prospectus supplement with respect to the Subordinated Debentures, dated June 20, 2008, filed with the Commission pursuant to Rule 424(b)(2) of the general rules and regulations of the Securities Act on June 23, 2008, which description is incorporated herein by reference.

Item 2.    Exhibits.

Exhibit	Description

1.
Indenture, dated as of July 24, 2006, between Constellation Energy and the Indenture Trustee, relating to Constellation Energy’s unsecured debt securities (incorporated herein by reference to Exhibit 4(a) to Registration Statement No. 333-135991).

2.	Form of First Supplemental Indenture between Constellation Energy and the Indenture Trustee, establishing the Subordinated Debentures and amending the Original Indenture.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement on Form 8-A to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: June 25, 2008	CONSTELLATION ENERGY GROUP, INC.
	By:	/s/ Charles A. Berardesco
	Name: Title:	Charles A. Berardesco Vice President and Deputy General Counsel

EXHIBIT INDEX

2.	Form of First Supplemental Indenture between Constellation Energy and the Indenture Trustee, establishing the Subordinated Debentures and amending the Original Indenture.